 AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 19th day of November, 2014, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the TorrayResolute Small/Mid Cap Growth Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit T, the TorrayResolute Small/Mid Cap Growth Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Name: James R. Arnold	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit T to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series	Date Added
TorrayResolute Small/Mid Cap Growth Fund	on or after November 19, 2014

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at November, 2014
Annual Service Charges to the Fund*
▪  Base Fee Torray Fund                                                  $[…] /year
▪  Base Fee Torray Institutional Fund                           $[…] /year
▪  NSCC Level 3 Accounts                                              $[…] /open account
▪  No-Load Fund Accounts                                            $[…] /open account
▪  Closed Accounts                                                          $[…] /closed account
Activity Charges
▪  Manual Shareholder Transaction                              $[…] /transaction
▪  Omnibus Account Transaction                                 $[…] /transaction
▪  Correspondence                                                           $[…] /item
▪  Telephone Calls                                                            $[…] /minute
▪  Voice Response Calls                                                  $[…] /call
▪  Qualified Plan Accounts                                             $[…] /account (Cap at $[…] /SSN)

Conversion/Implementation Charges
▪  Conversion                                                                    $[…] /account

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services
Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, and Short-Term Trader reporting.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit T.

TorrayResolute, LLC

By: /s/ Nicholas Haffenreffer

Printed Name: Nicholas Haffenreffer

Title: President & CIO                                     Date: 12/3/14

Exhibit T (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at November, 2014
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over […] open accounts)
−	Implementation - $[…] per fund group – includes up to […] hours of technical/BSA support
−	Annual Base Fee - $[…] per year
▪	FAN Web Select (Fund Groups under […] open accounts) – See Functionality Worksheet
−	Implementation - $[…] per fund group – includes up to […] hours of technical/BSA support
−	Annual Base Fee - $[…] per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $[…] per hour
▪	Activity (Session) Fees:
−	Inquiry - $[…] per event
−	Account Maintenance - $[…] per event
−	Transaction – financial transactions, reorder statements, etc. - $[…] per event
−	New Account Set-up - $[…] per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $[…] per event
−	Per broker ID - $[…] per month per ID
▪	Transaction Processing
− Implementation - $[…] per management company
− Transaction – purchase, redeem, exchange, literature order - $[…] per event
− New Account Set-up – may contain multiple fund/accounts - $[…] per event
− Monthly Minimum Charge - $[…] per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $[…] per year
▪	Per Record Charge
−	Rep/Branch/ID - $[…]
−	Dealer - $[…]
                       Price Files - $[…] or $[…] /user/month, whichever is less

Exhibit T (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at November, 2014

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[…] /qualified plan acct (Cap at $[…] /SSN)
▪	$[…] /Coverdell ESA acct (Cap at $[…] /SSN)
▪	$[…] /transfer to successor trustee
▪	$[…] /participant distribution (Excluding SWPs)
▪	$[…] /refund of excess contribution
▪	$[…] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$[…] /outgoing wire transfer
▪	$[…] /overnight delivery
▪	$[…] /telephone exchange
▪	$[…] /return check or ACH
▪	$[…] /stop payment
▪	$[…] /research request per account (Cap at $[…] /request) (For requested items of the second calendar year [or previous] to the request)

Literature Fulfillment Services (if required)
▪	Account Management
−	$[…] /month (account management, lead reporting and database administration)
▪	Out-of-Pocket Expenses
−	kit and order processing expenses, postage, and printing
▪	Inbound Teleservicing Only
−	Account Management - $[…] /month
−	Call Servicing - $[…] /per minute
▪	Lead Conversion Reporting
−	Account Management- $[…] /month
−	Database Installation, Setup -$[…] /fund group
−	Specialized Programming - (Separate Quote)*
▪	Web On-line Fund Fulfillment
−	Account Management- $[…] /month
−	Installation, Setup - $[…] /fund group
−	Per Literature Order - $[…] /request
▪	Follow-up Services
−	Correspondence - $[…] /item

Fees exclude postage and printing charges.